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                                                                    EXHIBIT 10.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.

                          SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of the 18th day of March 2002 between the purchasers set forth on Schedule I hereto (the "Purchaser") and Holiday RV Superstores, Inc., a Delaware corporation (the "Company").

        Whereas the Company is a multi-state chain of dealerships engaged in the retail sales and service of recreational vehicles and recreational boats in the Southeastern United States, New Mexico and California as described in (i) the Company's Annual Report on Form 10-K for the period ending October 31, 2000 filed on February 13, 2001, as amended by the Company's Amendment No. 1 to the Form 10-K filed on February 28, 2001, Amendment No. 2 to the Form 10-K filed on April 27, 2001 and Amendment No. 3 to the Form 10-K filed on September 21, 2001,
(ii) the Company's Quarterly Report on Form 10-Q for the period ending January 31, 2001 as amended by Amendment No. 1 to Form 10-Q filed on April 25, 2001 and Amendment No. 2 to Form 10-Q filed on October 1, 2001, (iii) the Company's Quarterly Report on Form 10-Q for the period ending April 30, 2001 as amended by Amendment No. 1 to Form 10-Q filed on October 1, 2001, (iv) the Company's Quarterly Report on Form 10-Q for the period ending July 30, 2001, (v) the Company's definitive proxy statement dated April 30, 2001, and the Company's Annual Report on Form 10-K for the period ending October 31, 2001 filed on January 29, 2002, all as filed with the United States Securities and Exchange Commission (together, the "SEC Documents"); and

        WHEREAS the Company desires to sell and issue to the Purchaser, and the Purchaser desires to acquire: (i) shares of the Company's duly authorized Series AA-2 Preferred Stock, par value $.01 per share which is designated "Series AA-2 Preferred Stock" (the "Series AA-2 Preferred") and (ii) warrants to purchase shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") provided by Rule 506 of Regulation D promulgated thereunder ("Regulation D").

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

        SECTION 1. ISSUANCE OF THE SHARES AND THE WARRANT.

               1.1 PURCHASE AND SALE OF SECURITIES; THE CLOSING. In reliance upon the representations of the Company contained in Section 1.2 and the representations of the Purchaser contained in Section 1.3, and subject to the terms and conditions described herein, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company 15,000 shares of Series AA-2 Preferred, (the "Shares"); and (ii) warrants (the "Warrants") to purchase up to 750,000 shares of Common Stock at an exercise price per share equal to $.50 and upon other terms as provided in the form attached hereto as Exhibit A. (The Shares, the Warrants and the Common Stock underlying the Shares and the Warrants are referred to herein collectively as the "Securities." The Shares and Warrants shall be sold and purchased as a unit (a "Unit") consisting of 100 Shares and Warrants to purchase 5,000 shares of Common Stock). The Securities shall be sold to the Purchaser in consideration of the payment by the Purchaser to the Company of $10,000 per Unit (the "Purchase Price") for an aggregate of $1,500,000 for 150 Units. The Shares shall have the rights and preferences, conversion and voting rights and other terms and conditions as provided in the Certificate of Designation, Rights and Preferences of the Series AA-2 Preferred Stock in the form attached hereto as Exhibit B (the "Certificate"). The purchase and sale of the Securities shall take place contemporaneous with the execution of this Agreement (the "Closing") on the date hereof (the "Closing Date"), at the offices of Holiday RV Superstores, Inc. in Ft. Lauderdale, Florida, or at such other place as Purchaser and the Company may mutually agree.

        On or prior to the Closing Date, the Purchaser purchasing Securities at the Closing will deliver to the Company immediately available funds or by check in the amount of the Purchase Price by wire transfer to such Company account as is designated by the Company in writing. On the Closing Date, the Company will deliver to each Purchaser an executed Warrant, certificates representing the Shares in proper legal form and counterpart copies of the other documents, certificates and legal opinion contemplated by Section 2.

        If, by May 3, 2002, the Company shall have failed to satisfy the Shareholder Approval Requirement, a "Default," as that term is used in the Certificate, shall be deemed to have occurred and such Default shall continue until such Shareholder Approval Requirement shall have been satisfied.

        The Purchaser shall have such registration rights as are set forth in the form of Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement").

               1.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to the Purchaser that on the date hereof and as of the Closing Date, and except as set forth in the Disclosure Schedules attached hereto as Exhibit D:

                      (a) The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the state of their respective incorporation and are duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company has all requisite power to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Registration Rights Agreement, the Certificate and all other documents and agreements contemplated hereby and thereby (the "Transaction Documents"), and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby. All of the subsidiaries of the Company are directly or indirectly owned 100% by the Company.

                      (b) The execution, delivery and performance of this Agreement and all other Transaction Documents to be executed, delivered and performed by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement and all other Transaction Documents to be executed and delivered by the Company have each been duly authorized, executed and delivered by, and each is the


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valid and binding obligation of, the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                      (c) The authorized capital stock of the Company is 23,000,000 shares of Common Stock, par value $.01 per share, of which 9,530,682 shares were issued and outstanding on the date hereof, and 2,000,000 shares of preferred stock, par value $.01 per share of 35,000 are designated Series A Preferred Stock (the "Series A Stock") of which 20,000 are issued and outstanding as of the date hereof, and 15,000 shares of Series AA-2 Preferred Stock, of which no shares are issued and outstanding as of the date hereof. The Certificate has been duly filed with the Secretary of State of the State of Delaware. The Shares will, when issued, be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") will, when issued upon conversion, be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") will, when issued upon exercise and payment of the exercise price therefor, be duly and validly issued, fully paid and nonassessable. The Company has duly reserved 3,000,000 shares of Common Stock for issuance upon conversion of the Shares together with such additional shares of Common Stock that may be issuable upon conversion of the Shares as a result of the adjustment provisions under the Certificate and 750,000 shares of Common Stock for issuance upon exercise of the Warrants together with such additional shares of Common Stock that may be issuable upon exercise of the Warrants as a result of the adjustment provisions under the Warrants. As of the Closing Date, (i) the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock other than the Series A Stock, the Warrants and the Shares, and will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than certain warrants to purchase Common Stock issued in connection with the Series A Stock, the Warrants and the Shares; (ii) the Company will not have outstanding any preferred stock other than the Series A Stock and the Shares, (iii) the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; (iv) there are no statutory or contractual stockholders' preemptive rights with respect to the issuance of the Securities hereunder; and (v) there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock.

                      (d) The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement and the other documents and agreements contemplated hereby or thereby will not:
(i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, bylaws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to the Company; (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company; (iv) violate or conflict with the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company or its subsidiaries is a party; and (v) result in the creation or imposition of any lien, claim or other encumbrance upon any of the assets of the Company.

                      (e) Except for the consents of the record holders of a majority of the outstanding shares of Common Stock (the "Majority Consents") with respect to this Agreement and the

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sale and issuance of the Securities, no consent, approval or authorization of, or registration, filing or declaration with, any Person not obtained as of the Closing Date is required for the transfer, sale or issuance of the Securities or the valid delivery of the Securities or for the performance by the Company of this Agreement and the other documents and agreements contemplated hereby, other than the filings, registrations or qualifications under securities laws or that may be required to be made or obtained in connection with the offers, transfer, sale or delivery of the Securities or any interest therein. "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity.

                      (f) Upon issuance (including payment of the purchase or exercise price therefor), the Purchaser shall acquire good and marketable title to the Securities free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

                      (g) There is no pending or, to the actual knowledge of the Company, threatened action, suit, proceeding or investigation before any Governmental Person having jurisdiction over the Company that would or (i) adversely affect the Company's execution or performance under this Agreement or the Warrants or (ii) except as set forth in the SEC Documents, materially affect the results of the operations of the Company.

                      (h) Neither the Company, nor any authorized representative of the Company, has made, at any time, any written or oral communication in connection with the offer or sale of the securities offered hereby which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                      (i) No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Company or any of its officers, directors or agents with respect to the issue of the Securities or the transactions contemplated by this Agreement. The Company agrees to indemnify the Purchaser and its agents and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Company, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Purchaser without the knowledge of the Company.

                      (j) Except as expressly set forth in the SEC Documents, since October 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                      (k) The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of the Purchaser's representatives or agents in connection with this Agreement and the transactions contemplated hereby

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is merely incidental to the Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                      (l) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

                      (m) The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. To the Company's knowledge, there are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. The Company (a) has no collective bargaining agreement, employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any officer, employee or other person which is not subject to cancellation by the Company without penalty or increased cost upon thirty (30) days or less notice, and (b) does not maintain, sponsor and is not required to make contributions to, any pension, profit sharing, thrift, or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other deferred or incentive plan, severance plan, hospitalization, insurance, vacation, death benefit, collective bargaining or other similar plan, agreement, arrangement, commitment or understanding, whether or not such plan is or is intended to be qualified under Section 401(a) of the Internal Revenue Code (the "Code") (the "Plans"), including, without limitation, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except for such failures that would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, the Code and other applicable laws. None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section. To the best of the Company's knowledge, (i) there are no facts which would materially adversely affect the qualified status of such Plans, (ii) there is no "accumulated funding deficiency" within the meaning of ERISA and (iii) the present value, as determined by independent actuaries of all vested benefits under the Plans, does not exceed the value of

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the assets.

                      (n) The Company and its subsidiaries own or possess the requisite rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as presently contemplated to be operated in the future. None of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries or (iii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or other infringement. To the Company's knowledge there is no claim, action or proceeding being made or brought against, or being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. The dealership agreements ("Dealership Agreements") between the Company or any of its subsidiaries and manufacturers of recreational vehicles are in full force and effect and no event has occurred which, with the giving of notice or the passing of time, would constitute a default thereunder. The Dealership Agreements are valid and enforceable in accordance with their respective terms.

                      (o) (i) The Company and its subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its subsidiaries would not, individually or in the aggregate, have a Material Adverse Effect. With respect to the Company and/or its subsidiaries (A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law in any material respect and (B) neither the Company nor any of its subsidiaries has received any notice with respect to the foregoing, nor is any action pending or to the Company's knowledge, threatened in connection with the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved

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thereunder.

               (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was owned, leased or used by the Company or any of its subsidiaries.

               (iii) To the knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its subsidiaries that are not in compliance with applicable law.

                      (p) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. The Company's inventory of recreational vehicles, parts and accessories are, and will, at Closing, be in good repair and operating condition and saleable in the ordinary course of the Company's business.

                      (q) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have a Material Adverse Effect.

                      (r) The Company and its subsidiaries possess all franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "Company Permits"). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits except where such violation would not in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notification with respect to possible conflicts, defaults, or violations of applicable laws.

                      (s) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with

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management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company the sale of the Units and the application of the proceeds thereof as provided herein will provide adequate capital for the Company's operations pursuant to the business plan delivered to the Purchaser prior to Closing. The lenders currently providing the Company's floor plan financing for inventory (the "Floor Plan Financing") have provided notice to the Company that the sale of the Units and the application of the proceeds thereof as provided herein will satisfy the demands of such lenders and that such lenders will then continue to make advances for the Company's Floor Plan Financing needs for the foreseeable future. Other than the Floor Plan Financing, the Company has no indebtedness for money borrowed. The Company is in compliance with all instruments governing its indebtedness for money borrowed (including the Floor Plan Financing) and governing its capital lease obligations (jointly the "Debt Instruments"), and no event has occurred thereunder which with the giving of notice or the passage of time would constitute a default thereunder. Neither the Company nor any of its subsidiaries have received (i) any notice by any holder of the Debt Instruments that such holder does not intend to continue the funding relationship under any of the Debt Instruments, or (ii) a request from any holder of the Debt Instruments that the Company or such subsidiary to secure replacement financing.

                      (t) Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future individually or in the aggregate to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which has or is expected to have a Material Adverse Effect. All liabilities of the Company and its subsidiaries are properly recorded in the financial statements included in the SEC Documents and neither the Company nor any of its subsidiaries have any "off" balance sheet liabilities or obligations. Since October 31, 2001, the Company has operated its business only in the ordinary course and there have been made no new material contracts or commitments for the business, except as disclosed in the SEC Documents.

                      (u) The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

                      (v) None of the Company's present or former officers, directors or shareholder holding more than 5% of the Common Stock and no affiliate of such an officer, director or shareholder is currently a party to any transaction with the Company, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such officer, director, shareholder or affiliate. There are no commitments to, and no income reflected in the Company's financial statements included in the SEC Documents has been derived from, any of the Company's present or former officers, directors, shareholder holding more than 5% of the Common Stock or affiliate of such an officer, director or shareholder and, following the Closing Date, the Company shall have no obligation of any kind or description to any of the Company's present or former officers, directors, shareholder holding more than 5% of the Common Stock or affiliate of such an officer, director or shareholder. No expense relating to the operation of the Company's business has been borne by any of the Company's present or former officers, directors, shareholder holding more than 5% of the Common Stock or affiliate of such an officer, director or shareholder that is not reflected in the Company's financial statements included in the SEC Documents.

                      (w) The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                      (x) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company or any subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                      (y) The Company individually and together with its subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by the Transaction Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. Notwithstanding the foregoing, the Purchaser has been provided with information from the Company regarding the current financial condition of the Company in connection with certain events surrounding the Company's senior debt facility. The Company's bridge financing described in the notes to its financial statements included in the Form 10-Q for the quarter ended April 30, 2001 has been converted into Common Stock. Upon completion of the sale of the 150 Units sold hereunder and application of the net proceeds thereof to working capital of the Company, the Company and its subsidiaries will have funding and funding sources available to them to satisfy their liquidity requirements for the operation of their businesses in the ordinary course for at least twelve months from the date hereof assuming successful renegotiation of the Floor Plan Financing.

                      (z) The SEC Documents are true, correct and complete in all material respects and comply in form and substance with all applicable rules and regulations of the United States Securities and Exchange Commission. The financial statements included in the SEC Documents comply with generally accepted accounting principles consistently applied except as set forth in the footnotes to such financial statements.

                      (aa) The Company does not have a shareholder rights or similar plan.

                      (bb) The Consulting Agreement dated as of August 1, 2001 made between the Company and Steven Antebi (the "Consulting Agreement") has been terminated and is of no further force or effect. Other than 500,000 shares of Common Stock issued to Steven Antebi, no consideration (including issuance of shares of Common Stock or grant of options therefor) has been paid by the Company under or in connection with the Consulting Agreement or the termination thereof.

                      (cc) Except for (a) the Company's floor plan financing,
(b) the debt in the principal amount of $500,000 owed to R.B.F. International (the "Remaining RBF Debt"), (c) the $250,000 line of credit with Sun Trust, (d) the mortgage obligations of the Company and its Subsidiaries with respect to real property and (e) $128,000 owed to the Company's Chief Executive Officer, the Company has converted all of its indebtedness to equity that is junior to the Series AA-2 Preferred Stock The Remaining RBF Debt is unsecured and due no earlier than December 31, 2002.

                      (dd) Except for the filing of a listing application covering the Common Stock issuable upon conversion of the Shares or upon the exercise of the Warrants, all requirements of Nasdaq and under the Nasdaq Rules with respect to the issuance of the Securities will have been satisfied upon the Company obtaining the Shareholder Approval Requirement.

                      (ee) The Company has received (i) the consent of the holders of the Series A Stock to the authorization and issuance of the Series AA-2 Preferred Stock pursuant to the terms set forth in the Certificate, (ii) the waiver by the holders of the Series A Stock of any right to declare a "Default" (as defined in the Series A Stock certificate of designation, rights and preferences) resulting from the Company's failure to obtain the Shareholder Approval Requirement with respect to the Series A Stock prior to May 3, 2002,
(iii) the approval by the holders of Series A Stock to (x) amend the Certificate of Designation of Series A Stock to provide that each share of Series A stock will vote on an as-converted basis as if converted into 85.5 shares of Common Stock until such time as such share of Series A Stock is converted into Common Stock or redeemed and (v) increase the authorized number of shares of Common Stock to 38,000,000 shares, and (iv) the consent of the holders of Series A Stock that the Series AA Preferred will rank pari passu with the Series A Stock.

               1.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

        The Purchaser represents, warrants and covenants to the Company that on the date hereof, as of the Closing Date and as of the date of any conversion of the Shares, exercise of the Warrants or any transfer of the Securities by the
Purchaser:

                      (a) The Purchaser has all requisite power to execute and deliver this Agreement and any Securities exercised or converted, and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

                      (b) The execution, delivery and performance of this Agreement and any Securities exercised or converted, and all other documents and agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby or thereby, have been and will be prior to such exercise or conversion duly authorized and approved by the Purchaser. This Agreement, and all other documents and agreements contemplated hereby, including any Securities exercised or converted, have each been, or will be upon exercise or conversion, duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                      (c) The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, and is acquiring the Securities for investment for the Purchaser's own account, and not with a view to distribution subject, nevertheless, to any requirement of law that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of purchasing the Securities. The Purchaser is aware that the Purchaser may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it is able to do so. The Purchaser acknowledges (i) that the Securities being acquired by the Purchaser are not being registered under the Securities Act on the grounds that (A) the offer and sale of the Securities are exempt from registration under Section 4(2) of the Securities Act as not involving any public offering and (B) such issuance is exempt from registration under Rule 506 of Regulation D and (ii) the Company's reliance on such exemptions is predicated in part on the representations made to the Company by the Purchaser in this Section 1.3.

                      (d) The Purchaser acknowledges and agrees that until one year after the conclusion of the transactions contemplated hereby, an offer or sale of the Securities within the United States may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than pursuant to an effective registration statement under the Securities Act. The Purchaser acknowledges that the exemption from registration provided by Rule 144 may not be available to a resale of the Securities by the Purchaser.

                      (e) The Purchaser has reviewed the SEC Documents and has had an opportunity to make such inquiries of management of the Company and has received such answers and information as the Purchaser has requested.

                      (f) So long as the Purchaser beneficially owns Shares and Warrants which if converted or exercised together with any Conversion Shares and Warrant Shares beneficially owned by Purchaser that in the aggregate represent more than ten (10%) of the outstanding shares of the Common Stock after giving effect to such conversion and exercise, the Purchaser agrees to execute and deliver such market stand-off or lock-up agreements as the managing underwriter(s) for the Company's underwritten public offering(s) shall reasonably request in connection with such offering(s), in such customary form and in such manner as shall be reasonably requested by such managing underwriters; provided that the lock-up period shall not exceed 90 days and all of the officers and directors of the Company also sign such agreement. The agreement contained in this clause (f) shall relate to all Securities acquired by the Purchaser pursuant to this Agreement.

                      (g) The Purchaser agrees not to, directly or indirectly, loan any Common Stock or any derivative security related thereto to any party for the purpose of facilitating any short sale or similar transaction involving the Common Stock, provided that this covenant shall in no way prevent Purchaser from any investment entered into for the purpose of hedging or reducing the risk of the Purchaser's investments.

                      (h) Except as provided in this Section 1.3(h) or as waived by the Company, during the period commencing on the date hereof through January 7, 2002 (the "Lock-up Period") the Purchaser shall not, directly or indirectly, offer, sell, transfer, assign (except to an entity controlled by, controlling or under common control with such Purchaser and except to trusts principally for the benefit of members of the family of such Purchaser), contract to sell or otherwise dispose of (any such action, to "Dispose") any Securities acquired pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the Purchaser shall have the unilateral right to Dispose of any of the Securities if any of the following events involving the Company shall have been announced as pending or planned, or shall have occurred (each a "Terminating Event"):

               (i) A Change in Control Transaction (as defined below);

               (ii) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

               (iii) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by the Company, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings, or any such proceedings shall be commenced against the Company and shall not be terminated or stayed within 90 days of such commencement; or

               (iv) A "Default," as that term is used in the Certificate, shall have occurred.

        As used in this Agreement, a "Change of Control Transaction" shall mean,
(a) the sale, conveyance or disposition of all or substantially all of the assets of the Company (or the approval of any such sale, conveyance or disposition by the shareholders of the Company), (b) a consolidation or merger of the Company (or the approval of such consolidation or merger of the Company by the shareholders of the Company) with or into any other "Person" (whether or not the Company is the surviving Person, but other than a merger or consolidation whereby the stockholders of the Company immediately preceding the merger or consolidation continue to own, in such merger or consolidation, greater than 50% of the voting power of the capital stock of the surviving Person that is normally entitled to vote in the election of directors, managers or trustees, as applicable) or (c) the individuals who, as of the date hereof, constitute the Company's board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's board of directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person other than the Company's board of directors.

        The Purchaser understands that, until the earlier of (a) the expiration of the Lock-up Period or (b) a Terminating Event occurs, the certificates for the Shares and the Warrants will bear a restrictive legend (the "Stock Legend") in the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP PROVISION SET FORTH IN THE SECURITIES PURCHASE AGREEMENT BETWEEN HOLIDAY RV SUPERSTORES, INC. (THE "COMPANY") AND THE PURCHASER PARTY THERETO. A TRUE AND CORRECT COPY OF THE SECURITIES PURCHASE AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

                      (i) The Purchaser, as a holder of 15,000 shares of the Series A Stock, hereby consents to authorization and issuance of the Series AA-2 Preferred Stock pursuant to the terms set forth in the Certificate and waives any right to declare a "Default" (as defined in the Series A Stock certificate of designation, rights and preferences) resulting from the Company's failure to obtain the Shareholder Approval Requirement with respect to the Series A Stock prior to May 3, 2002.

        SECTION 2.CONDITIONS TO OBLIGATIONS OF PURCHASER. The Purchaser's obligation to purchase and pay for the Shares and the Warrants on the Closing Date shall be subject to the satisfaction on or before such Closing Date of the following conditions:

               2.1 PROCEEDINGS SATISFACTORY. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Shares and the Warrants and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory in form and substance to Purchaser and its counsel.

               2.2 REPRESENTATIONS TRUE. All representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have performed in all respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date, and the Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser.

               2.3 THE PURCHASE BY THE PURCHASER PERMITTED BY APPLICABLE LAWS. The sale and the payment for the Shares and the Warrants: (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion; (ii) shall not subject the Purchaser to any penalty under or pursuant to any applicable law or governmental regulation; and (iii) shall be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

               2.4 EXECUTION AND DELIVERY OF DOCUMENTS. The Purchaser shall have received, duly executed and delivered and in form and substance satisfactory to the Purchaser and its counsel: (i) certificates representing the Shares, (ii) the Warrants, and (iii) such other documents and information as the Purchaser may reasonably request.

               2.5 LEGAL OPINION. Purchaser shall have received the opinion of Sheppard, Mullin, Richter & Hampton LLP, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to Purchaser and in substantially the form of Exhibit E attached hereto.

               2.6 RIGHT OF FIRST REFUSAL AGREEMENTS. The Company and the Purchaser shall have executed and delivered, together with the Company's subsidiaries Holiday RV Superstores New Mexico, Inc. and Holiday RV Superstores South Carolina, Inc., agreements in form and substance reasonably acceptable to such parties providing the Purchaser with a right of first refusal with respect to the dealerships located at 1285 Avenida De Mesilla, Las Cruces, New Mexico and 114 Bert Drive, Spartanburg, South Carolina, respectively.

        SECTION 3.COVENANTS.

        The Company covenants and agrees that:

               3.1 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company's corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the foregoing shall not restrict any merger involving the Company, whether or not it is the surviving corporation.

               3.2 COMPLIANCE WITH LAWS. The Company shall comply, and cause its subsidiaries to comply, in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a Material Adverse Effect or would adversely affect the validity or enforceability of the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

               3.3 PUBLIC INFORMATION. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied except as stated therein, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to omission of footnotes and normal year-end audit adjustments). The Company agrees to send the following to the Purchaser so long as a Purchaser beneficially owns any of the Shares or Warrants: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to the holders of the Common Stock generally, contemporaneously with the making available or giving thereof to the shareholders.

               3.4 NOTIFICATIONS. The Company shall notify the Purchaser promptly if at any time during the period which a Purchaser holds any of the Securities of any event that shall have occurred as a result of which any written or oral communication made by the Company or any authorized Person representing the Company to the Purchaser, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               3.5 ENCUMBRANCES. The Company shall cause the Securities to be, upon delivery, conversion or exercise, as the case may be, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances.

               3.6 AUTHORIZATION. The Company will have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares of Common Stock to satisfy the conversion and exercise rights of the Purchaser pursuant to the terms and conditions of the Certificate and the Warrants and to satisfy the issuance of any other shares of Common Stock that are reserved for issuance or that are issuable upon the exercise, conversion, exchange or satisfaction of any outstanding securities or obligations or rights of the Company.

               3.7 CONFIDENTIALITY. The Company will at all times maintain to the extent possible the confidentiality of the Purchaser. Notwithstanding anything in this Agreement to the contrary, the Purchaser acknowledges that the transaction contemplated by this Agreement are material to the Company's business and will therefore be disclosed and become a part of the SEC Documents.

               3.8 FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

               3.9 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares solely to discharge current liabilities of the Company and thereby improve its working capital ratio. No proceeds from the issuance of the Shares will be used directly or indirectly to acquire, purchase, redeem or retire any securities of the Company.

               3.10 LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants upon the Nasdaq National Market ("NMS") (subject to official notice of issuance) and shall maintain, so long as the Purchaser or any of its successors, assigns or transferees owns any of the Securities, the listing of all shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. In the event that there is an adjustment to the number of shares issuable upon conversion of the Shares or upon the exercise of the Warrants pursuant to the anti-dilution provisions under the Certificate or the Warrants, the Company shall promptly secure the listing of such additional shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants upon the NMS (subject to official notice of issuance) and shall maintain, so long as the

Purchaser or any of its successors, assigns or transferees owns any of the Securities, the listing of such additional shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to the Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on NMS or other principal exchange or quotation system on which the Common Stock is listed or traded except to the extent that such notices would constitute material non public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of such date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.10.

               3.11 EXPENSES. The Company shall pay its and shall reimburse the Purchaser for its costs and expenses (including attorneys' fees and expenses) incurred in connection with the negotiation, investigation, preparation, execution, delivery and performance of the Transaction Documents and the agreements and documents referred to therein. In addition to the foregoing, the Company agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel to the Purchaser) incurred by the Purchaser in connection with the enforcement of the Purchaser's rights and/or the collection of all amounts due under the Transaction Documents and the agreements and documents referred to therein.

               3.12 ADDITIONAL ISSUANCES OF SECURITIES.

                             (i) Right of First Refusal. If at any time on or
before the two year anniversary of the Closing Date, the Company shall desire to issue any Common Stock or other equity security or any other security convertible, exchangeable or exercisable for Common Stock (including any debt financing with an equity component) or any other right to acquire any Common Stock (the "Convertible Securities") pursuant to Section 4(2) of the 1933 Act or an offering of equity securities (including any debt security with an equity component) under Regulation D or Regulation S of the 1933 Act or in any other private placement (other than pursuant to Company authorized stock option plans), then the Company shall first comply with the terms of this Section 3.12.

                             (ii) Notice Requirements. The Company shall notify,
or cause to be notified, the Purchaser, by certified mail return receipt requested, not less than five (5) business days prior to the time the Company intends to consummate such issuance (the "Issuance Notice"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

                             (iii) Exercise of Right of First Refusal. The right
of first refusal provided for in this Section 3.12 may be exercised by the Purchaser by delivery of a written notice to the Company (the "Exercise Notice"), within five (5) business days following receipt of the Issuance Notice (the "Refusal Period"). The Purchaser shall be entitled to purchase its pro rata share of the proposed securities, based on the Purchaser's aggregate holdings of the Shares purchased by the Purchaser hereby and the shares of the Series A Stock, in proportion to the aggregate of the Shares and the issued and outstanding shares of Series A Stock as of the date hereof. If a party other than the Purchaser having a right of first refusal does not elect to purchase the proposed securities, the Purchaser may elect to purchase such securities, pro-rata with respect to the Purchaser's aggregate holdings of the Shares purchased by the Purchaser hereby and the shares of the Series A Stock, in proportion to the aggregate of the Shares and the issued and outstanding shares of Series A Stock as of the date hereof.

                             (iv) Right to Issue Securities. After expiration of
the Refusal Period, if the provisions of this Section 3.12 have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Purchaser and other persons having a right of first refusal have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for forty-five (45) calendar days following the termination of the Refusal Period to issue such securities (or any portion thereof not purchased by the Purchaser or such other persons) specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Purchaser, but after such forty-five (45) calendar days, no such issuance may be made without again giving notice to the Purchaser and complying with all of the requirements of this Section 3.12(iv).

               3.13 DISCLOSURE. From and after the date hereof, the Company will not provide to the Purchaser or its officers, directors, employees, agents or affiliate any material non-public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

               3.14 INSURANCE. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

               3.15 NO INTEGRATION. The Company will not conduct any future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC or Nasdaq.

               3.16 FILING OF FORM 8-K. On or before the second (2nd) business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the other Transaction Documents in the form required by the 1934 Act.

               3.17 PROHIBITION AGAINST ADDITIONAL INDEBTEDNESS. So long as there are any Shares are outstanding, the Company will not incur indebtedness for money borrowed, incur capital lease obligations or grant liens secured by any of its property securing amounts, in the aggregate, in addition to the amounts outstanding as of the Closing as set forth in the Disclosure Schedules attached hereto, in excess of $1,000,000 without the prior written consent of the Purchaser except for (a) the Floor Plan Financing, renewals thereof and amendments thereto, and (b) indebtedness for borrowed money in aggregate principal amount not to exceed $1,600,000 having a maturity of not less than one year.

               3.18 ANNUAL MEETING. The Company shall, in accordance with applicable law, duly call, give notice of, convene and hold an annual meeting of its stockholders (the "Annual Meeting"), on or about May 2, 2002, for the purpose of considering and voting upon (i) the voting rights and conversion and exercise rights of the Securities to be issued pursuant to this Agreement, (ii) approval of the convertibility into Common Stock of certain debt of the Company in the principal amount of $1,600,000 and the issuance of warrants to purchase 1,800,000 shares of Common Stock at a purchase price of $0.50 per share in connection therewith, (iii) the voting rights and conversion rights of the shares of the Company's Sub Series A-2 Preferred Stock and the exercisability of the warrants issued in connection therewith, (iv) an amendment to the Company's Certificate of Designation, Rights and Preferences of the Series A Preferred Stock providing that each share of the Series A Stock shall, until converted into shares of Common Stock, vote on an "as converted" basis as if converted into 85.5 shares of Common Stock, (v) an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 23,000,000 to 38,000,000, (vii) the authorization and issuance of the Company's Series B Preferred Stock (vii) the election of directors, (viii) the ratification of the Company's appointment of its independent accountants, and (ix) any other matters the properly comes before the Annual Meeting. The Company shall use commercially reasonable efforts to prepare and file with the SEC, a proxy statement relating to the Annual Meeting and shall cause the proxy statement to comply as to form in all material respects with the applicable provision of the Securities Act, the Exchange Act and the rules and regulations thereunder.

               3.19 WARRANTS. The Company shall not, without the prior written consent of the holders of a majority of the issued and outstanding Shares, issue warrants, options or similar purchase rights exercisable for, directly or indirectly, shares of Common Stock, the terms of which provide for "net exercise" or other similar provisions providing for the exercise of such warrants, options or purchase rights without the payment of additional consideration through the surrender of shares issuable upon exercise of such warrants or purchase rights.

               3.20 ADDITIONAL ISSUANCES OF SERIES A STOCK. The Company shall not, without the prior written consent of the holders of a majority of the issued and outstanding Shares, issue any additional shares of Series A Stock.

        SECTION 4.TAXES.

        The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of the Purchaser, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the subsequent transfer) of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Securities and will save the Purchaser and all subsequent holders of the Securities harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

        SECTION 5.MISCELLANEOUS.

               5.1 PRIVATE PLACEMENT; LEGEND. The Purchaser acknowledges and agrees that the Securities have not been registered under the Securities Act and, to the extent they constitute securities subject to registration under
Section 5 of the Securities Act, may not be offered or sold unless registered under the Securities Act, or an exemption from such registration requirements is available. The certificates or instruments representing or evidencing the Securities shall bear a legend in substantially the following form, unless counsel to the Company shall have advised the Company that such legend is no longer needed:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH ___, 2002, (THE "SECURITIES PURCHASE AGREEMENT") A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF [OR EXERCISED/CONVERTED BY OR ON BEHALF OF ANY PERSON] UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.

               5.2 INDEMNIFICATION. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Purchaser Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Purchaser Indemnified Liabilities"), incurred by any Purchaser Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) unless such claims arise solely from a breach or default thereunder by the Purchaser Indemnitees, the execution, delivery, performance or enforcement of this Agreement by or any other Transaction Document by any of the Purchaser Indemnitees (including but not limited to the issuance of the Securities and the exercise of the rights of Purchaser and its successors, assigns and transferees under the Securities and the Transaction Documents), any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

               5.3 RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements of the Company herein shall be deemed to be material and to have been relied upon by the Purchaser and shall survive the execution and delivery of this Agreement and of the Securities.

               5.4 SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement and will survive delivery of any payment for the Securities.

               5.5 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Purchaser and each of their respective successors and assigns. The Purchaser shall be permitted to transfer the Securities in accordance with their terms and the terms of this Agreement and in accordance with applicable restrictions under applicable federal and state securities laws.

               5.6 NOTICES. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed to the Company as set forth on the signature page for the Company hereof and to the Purchaser as set forth below the Purchaser's name in Schedule I hereto, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section. Any such notice or communication shall be deemed to have been duly given on the seventh day after being so mailed, the next business day after delivery by overnight courier, when received when transmitted by telecopy with confirmation of successful transmission or upon receipt when delivered personally.

               5.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. The of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

               5.8 AMENDMENTS. This Agreement may only be amended by a writing duly executed by the parties hereto.

               5.9 SEVERABILITY. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

               5.10 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT OR PORTION THEREOF, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               5.11 ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

               5.12 FURTHER ASSURANCES. Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

               5.13 HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               5.14 WAIVER OF JURY TRIAL. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES.

               5.15 THIRD-PARTY BENEFICIARY. Any permitted transferee of any part of the Securities shall be a third-party beneficiary of the Company's obligations under this Agreement, the Warrants and the Registration Rights Agreement, as applicable. Such Person shall have all the rights of a third-party beneficiary with respect to the enforcement against the Company of any provision of this Agreement, the Warrants or the Registration Rights Agreement. Except as provided in this Section 5.15, no person shall be a third-party beneficiary of the obligations of any party under this Agreement.

                        [Signatures on following pages]

        IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

THE COMPANY:

HOLIDAY RV SUPERSTORES, INC.
   A DELAWARE CORPORATION


By: /s/ Marcus A. Lemonis
    --------------------------------
        Marcus A. Lemonis
        Chief Executive Officer


Address for Notices:               With a copy of any notice to:

Holiday RV Superstores, Inc.       Sheppard, Mullin, Richter & Hampton, LLP
200 E. Broward Street, Suite 920   800 Anacapa Street
Ft. Lauderdale, Florida  33301     Santa Barbara, California 93101-2212
Attn:  Marcus A. Lemonis           Attn:  Theodore R. Maloney, Esq.
Phone: (954) 522-9903              Phone:  (805) 568-1151
Fax: (954) 523-9006                Fax:  (805) 568-1955

PURCHASER:

THE STEPHEN ADAMS LIVING TRUST
UTA dated September 15, 1997


By: /s/ Stephen Adams
    --------------------------------
        Stephen Adams, Trustee

                                   SCHEDULE I

                                LIST OF PURCHASER


                                            Number of
                                           Series AA-2
                                            Preferred        Number of      Purchase
Name and Address                              Shares          Warrants        Price           Date
------------------------------------       -----------       ---------     ----------      ----------
The Stephen Adams Living Trust                15,000          750,000      $1,500,000
  2575 Vista del Mar Dr.
  Ventura, CA 93001
  Attn: Paul Schedler
  Phone: (805) 667-4400
  Fax: (805) 667-4151

With a copy to:
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Attn:  Andris A. Baltins, Esq.
Phone: (612) 375-1138
Fax: (612) 375-1143

                                    EXHIBIT A

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH __, 2002, (THE "SECURITIES PURCHASE AGREEMENT") A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR EXERCISED BY OR ON BEHALF OF ANY PERSON UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT.

No.____                                             Dated:  As of March __, 2002

                                     WARRANT

                          HOLIDAY RV SUPERSTORES, INC.

        This Warrant certifies that ______________, or registered assigns, is the registered holder of a warrant (this "Warrant") to purchase ________ shares (as adjusted from time to time hereunder, the "Exercise Shares") of common stock, par value $.01 per share (the "Common Stock"), of Holiday RV Superstores, Inc., a Delaware corporation (the "Company"), at an exercise price per share equal to $.50 (the "Exercise Price"). This Warrant will not be exercisable until the Company has received stockholder approval to issue this Warrant as required under Nasdaq Marketplace Rule 4350(i)(1)(D).

SECTION 1. EXERCISE; EXPIRATION; REDEMPTION.

        To exercise this Warrant, the Warrant holder must elect and sign the exercise election form attached to this Warrant certificate and deliver to the Company (i) this Warrant certificate and (ii) cash or a check payable to the Company for the Exercise Price for the Warrant.

        This Warrant may be exercised by any holder hereof at any time after the date first set forth above until March __, 2007, the date of expiration of this Warrant. To the extent that this Warrant has not been exercised by the date of its expiration, this Warrant shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

        This Warrant shall be exercisable at the election of any holder hereof, either in full or from time to time in part (but in no event for less than one whole Share) and, in the event that a certificate evidencing this Warrant is exercised in respect of fewer than all of the Exercise Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new Warrant certificate evidencing the remaining Warrant with respect to whole Exercise Shares issuable upon exercise will be issued.

        The Company covenants that all Exercise Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

        The Company will pay all documentary stamp taxes attributable to the issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Exercise Shares in a name other than that of the registered holder of this Warrant certificate surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

        The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portion hereof), in lieu of the issuance of such fraction of a share, the Company shall pay to the exercising holder an amount in cash equal to the Exercise Price on the day immediately preceding the date this Warrant certificate is presented for exercise, multiplied by such fraction.

SECTION 2. TRANSFER OR EXCHANGE.

        This Warrant and the Exercise Shares may only be transferred by the holder in accordance with the registration requirements of the Act or an exemption therefrom, and in accordance with any other restrictions set forth herein or in the Securities Purchase Agreement.

        Subject to compliance with the preceding paragraph, the Company shall from time to time register the transfer of this Warrant certificate upon the records to be maintained by it for that purpose, upon surrender hereof, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney and an opinion of counsel in form and substance satisfactory to the Company that such transfer may be effected under the Act. Upon any such registration of transfer, a new Warrant certificate(s) shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Company.

        This Warrant certificate may be exchanged at the option of the holder hereof, when surrendered to the Company at its office for another Warrant certificate or other Warrant certificates of the like tenor and representing a Warrant with respect to a like aggregate number of Exercise Shares. A Warrant certificate surrendered for exchange shall be cancelled by the Company.

        Subject to the payment of any taxes as provided herein, upon an exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Exercise Shares issuable upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised and any Person so designated to be named therein shall be deemed to have become a holder of record of such Exercise Shares as of the date of the surrender of this Warrant certificate (and payment of the Exercise Price).

        The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Nothing contained in this Warrant certificate shall be construed prior to the date of surrender of the Warrant certificate for exercise in accordance with the terms hereof as conferring upon the holder hereof the right to vote or to consent or to receive notice as members in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or rights whatsoever as stockholders of the Company.

SECTION 3. MUTILATED, LOST, STOLEN OR DESTROYED WARRANT CERTIFICATE.

        In case this Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company may in its reasonable discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent Warrant, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity, if requested, also satisfactory to the Company.

SECTION 4. RESERVATION OF EXERCISE SHARES FOR ISSUANCE.

        The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be issuable upon the exercise of this Warrant. The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any of the Company's capital securities issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Warrant certificate on file with any such transfer agent for any of the Company's capital securities issuable upon the exercise of the rights of purchase represented by this Warrant certificate.

SECTION 5. EFFECT OF SUBDIVISION, RECLASSIFICATION, MERGER, DIVIDEND, ETC.; ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK.

        (a) Exercise Price Adjustments. The Exercise Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment as follows:

               (i) Common Stock Issued at Less than the Exercise Price. If the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price equal to the consideration per share at which such Common Stock was sold or, if such Common Stock was issued for no consideration, to $.01 per share. In such event the number of Exercise Shares in effect immediately prior to such issuance shall immediately be proportionally increased by multiplying the number of Exercise Shares by a fraction the numerator of which is the Exercise Price in effect immediately prior to such issuance and the denominator of which is the Exercise Price in effect immediately after such issuance. The consideration per share shall be computed by dividing the aggregate consideration received by the Company from the issuance of such Common Stock by the total number of shares of Common Stock issued.

For purposes of any adjustment of the Exercise Price and the number of Exercise Share pursuant to this clause (i) and (ii), the following provisions shall be applicable:

        (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock plus any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

        (B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefore (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors of the Company (the "Board of Directors"), irrespective of any accounting treatment.

        (C) Options and Convertible Securities. In the case of the issuance of
(i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

               (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrant or rights plus the maximum aggregate amount of additional consideration (set forth in the instruments relating thereto, without regard to any provision contained therein for subsequent adjustments of such consideration) payable to the Company upon the exercise of such options, warrants or other rights to purchase or acquire Common Stock;

               (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A), (B), and (C)(1), above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

               (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price and the number of Exercise Shares as then in effect shall forthwith be readjusted to such Exercise Price and the number of Exercise Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

               (4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Exercise Shares and the number of Exercise Shares shall forthwith be readjusted to such Exercise Price and the number of Exercise Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or exchangeable securities on the basis of the issuance only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

               (5) if the Exercise Price and the number of Exercise Shares shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Exercise Shares shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                      (ii) Common Stock Issued at Less than the Fair Market Value. If the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) for a consideration per share less than the then fair market value per share of the Common Stock immediately prior to such issuance and the provisions of Section 5(a)(i) above are not applicable to an adjustment in the Exercise Price and the number of Exercise Shares, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which is (1) an amount equal to (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance and (B) the number of shares of Common Stock issued in such issuance has such shares been issued at a price per share equal to the then fair market value per share of the Common Stock immediately prior to such issuance, and the denominator of which is (2) the total number of shares of Common Stock outstanding immediately after such issuance. In such event the number of Exercise Shares in effect immediately prior to such issuance shall immediately be proportionally increased by multiplying the number of Exercise Shares by a fraction the numerator of which is the Exercise Price in effect immediately prior to such issuance and the denominator of which is the Exercise Price in effect immediately after such issuance.

                      (iii) Excluded Stock. "Excluded Stock" shall mean (A) shares of Common Stock issued or reserved for issuance by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock or Preferred Stock, or upon conversion or exercise of any securities of the Company issued pursuant to the Securities Purchase Agreements; (B) up to 3,000,000 shares of Common Stock to be issued or reserved for issuance to employees, consultants, officers or directors of the Company pursuant to the Company's 1999 Stock Compensation Program, provided the exercise price for any options is at least equal to the fair market value of the Common Stock at the time the option was granted and the sales price for any shares of Common Stock issued under such plan is at least equal to the fair market value of the Common Stock at the time the shares are sold other than pursuant to the exercise of an option under such a plan; (C) shares of Common Stock or options or warrants for shares of Common Stock issued or reserved for issuance by the Company pursuant to the acquisition of stock or assets of an unaffiliated Person, provided that the consideration received by the Company for such shares of Common Stock shall be at least equal to the fair market value of the Common Stock at the time of such acquisition and the aggregate number of shares of Common Stock issued under this clause (C) and clause (D) below shall not exceed 1,000,000 shares; (D) shares of Common Stock or options or warrants for shares of Common Stock issued or reserved for issuance by the Company to equipment lessors, banks, financial institutions or similar entities in connection with commercial credit arrangements, equipment financing or similar transactions, provided that the aggregate number of shares of Common Stock issued under this clause (D) and clause (C) above shall not exceed 1,000,000 shares; (E) shares of Common Stock issued or reserved for issuance by the Company as a dividend or other distribution in connection with which an adjustment to the Exercise Price is made pursuant to Section 5(a)(iv) or (v); (F) issuance of securities in a public offering, provided that such offering is made pursuant to a firm underwriting agreement and the net proceeds to the Company are at least $15 million; and (G) shares of Common Stock issued pursuant to currently outstanding options, warrants, notes, or other rights to acquire securities of the Company which were issued or authorized to be issued as of the date hereof. All shares of Excluded Stock which the Company has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 5(a).

                      (iv) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price and the number of Exercise Shares in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of this Warrant shall be entitled to receive, upon exercise hereof, the number of shares of Common Stock which the holder would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price and the number of Exercise Shares shall be made whenever any event specified above shall occur.

                      (v) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Company with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, this Warrant shall after the date of such consolidation, merger, sale, lease or conveyance be exercisable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.

                      (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5(a) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provisions of this Section 5 to the contrary notwithstanding, no adjustment in the Exercise Price and the number of Exercise Shares shall be made if the amount of such adjustment would be less than $0.01 or one hundredth (1/100th) of a share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more or one hundredth (1/100th) of a share.

        (b) Statement Regarding Adjustments Whenever the Exercise Price shall be adjusted as provided in Section 5(a), the Company shall forthwith file, at the office of any transfer agent for this Warrant, if any, and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and the number of Exercise Shares that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the holder of this Warrant at its address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants, if applicable. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 5(c).

        (c) Notice to Holder. In the event the Company shall propose to take any action of the type described in clauses (i) or (ii) (but only if the action of the type described in clauses (i) or (ii) would result in an adjustment in the Exercise Price and the number of Exercise Shares) of Section 5(a) and in clauses
(iv) or (v) of Section 5(a) or propose to make any distribution to the holders of shares of Common Stock, the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 5(b), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

        (d) Treasury Stock. For the purposes of this Section 5, the sale or other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issuance thereof.

        (e) Securities Purchase Agreements. For the purpose of this Section 5, the term "Securities Purchase Agreements" means (i) this Agreement, (ii) the securities purchase agreement dated as of December 31, 2001 between the Company and The Stephen Adams Living Trust, and (iii) the Securities Purchase Agreement dated as of January 31, 2002 between the Company and Arc Capital.

SECTION 6. MISCELLANEOUS.

        This Warrant certificate and Warrant shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be construed in accordance with the internal law of said State.

        Nothing in this Warrant certificate shall be construed to give to any Person other than the Company and the registered holder of this Warrant certificate any legal or equitable right, remedy or claim under this Warrant certificate; but this Warrant certificate shall be for the sole and exclusive benefit of the Company and the registered holder of this Warrant.

IN WITNESS WHEREOF, Holiday RV Superstores, Inc., a Delaware corporation, has caused this Warrant certificate to be signed by its duly authorized officer.

Dated as of March ___, 2002

                                          HOLIDAY RV SUPERSTORES, INC.




                                          By:
                                               --------------------------------
                                                 Marcus A. Lemonis
                                                 Chief Executive Officer

                                EXERCISE ELECTION

To be Executed by the Holder
in Order to Exercise the Warrant

        The undersigned holder of the foregoing Warrant hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder, ________ shares of common stock, $.01 par value ("Shares"), and herewith makes payment of an aggregate of $___________ therefor in accordance with the terms of the Warrant Certificate. The undersigned requests that the certificates for Shares to be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:

                (Please type or print name and address)


                (Social Security or tax identification number, if applicable)

and delivered to

                (Please type or print name and address)

and, if such number of Shares shall not be all the Shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the Shares subject to the Warrant be registered in the name of, and delivered to, the holder at the address stated below.

        In full payment of the purchase price with respect to the portion of the Warrant exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by check or money order payable in United States currency to the order of Holiday RV Superstores, Inc., or its successor.

Dated:


(Address)




Signatures guaranteed by:

-------------------------

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION,
                             RIGHTS AND PREFERENCES
                                     OF THE
                           SERIES AA-2 PREFERRED STOCK
                                       OF
                          HOLIDAY RV SUPERSTORES, INC.

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                               DISCLOSURE SCHEDULE

SECTION 1.2 (c) - OUTSTANDING STOCK AND SECURITIES


Issued shares of Common Stock                                     9,530,682

Issued shares of Series AA-2 Preferred Stock                         20,000
(including convertible into 2,000,000 shares of common stock)

Options                                                           3,000,000


              [SEE ATTACHED EXCEL SPREADSHEET FOR COMPLETE DETAIL]


Warrants
(issued in connection with Series A Stock)  1,000,000

Warrants                                    1,407,000


        The Stephen Adams Living
        Trust UTA                   750,000 exercisable at $.50 per share until 12/31/07

        Armando Alonso              10,000 exercisable at $4.875 per share until 05/10/09

        Arc Capital                 250,000 exercisable at $.50 per share until 12/31/07

        Doerge Capital Management   22,000  exercisable at $6.00 per share until 02/28/05

        Schneider Securities        150,000 exercisable at $5.00 per share until 04/12/05
                                    100,000 exercisable at $7.50 per share until 04/12/05
                                    100,000 exercisable at $10.00 per share until 04/12/05

        R.B.F. International        25,000 exercisable at 110% of closing market price
                                    as of August 1, 2001 until 07/31/06


The Company has entered into a term sheet with Doerge Capital Management with respect to the issuance and sale of $1,250,000 in shares of Series B Preferred Stock. As of the date hereof, Doerge Capital Management and its affiliates have funded $500,000 of its commitment, all of which has been paid to Kevin Costner and affiliates on behalf of the Company and purchase documents for the Series B Preferred Stock are being drafted.

SECTION 1.2(e) - CONSENTS

Pursuant to Nasdaq regulations, the Company must amend the Certificate of Designation of Series

A Preferred stock to provide that each share of Series A Preferred Stock, will vote on an as-converted basis as if converted into 85.5 shares of Common Stock until converted into Common Stock or redeemed.

The Company has entered into an agreement to issue up to 250,000 shares of Common Stock to a proposed purchaser of certain real estate of the Company in the event the sale is not consummated.

SECTION 1.2 (g)

[See attached litigation list]

The Company has received a subpoena requesting corporate records in connection with a recent accident at the Company's West Virginia location involving the death of a utility employee repairing a utility pole that had been partially dislodged during certain construction or clearing activities on or about the West Virginia location.

SECTION 1.2 (h) - The company issued a press release on Friday March 1, 2002 stating that it had completed its Series A Preferred Stock offering and received an additional $1.5 million in proceeds, prior to completion of the financing.

SECTION 1.2 (m) - EMPLOYEE AND OTHER COMPENSATION PLANS

1999 Stock Compensation Program

SECTION 1.2 (o) - COMPLIANCE

The Company has been informed that its Tampa property contains a plume of possible Hazardous Materials that may have emanated from a previously removed underground storage tank. The property is currently the subject of a sale transaction between the Company and a third party.

SECTION 1.2 (p) - LIENS, ENCUMBRANCES OR DEFECTS OF REAL OR PERSONAL PROPERTY

The Company's real and personal property is subject to security interests and liens set forth below pursuant to certain credit agreements:

Floor Plan Lines:

Bank of America: Holiday RV Superstores, Inc. and County Line Select Cars, Inc. Bank of America holds a security interest in essentially all of the assets, tangible and intangible, not encumbered under existing security interests.

Deutsche Financial Services: Little Valley Auto and RV Sales, Inc. Deutsche holds a security interest in all inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, and general intangibles; and all judgments, claims, insurance policies and payments, owned or made to debtor thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto; and all proceeds thereof.

Bombardier Capital: Little Valley Auto and RV Sales, Inc. A security interest in all of the rights, titles and interests (whether now existing or hereafter arising or acquired from time to time) of the Company in, to and under all inventory, including but not limited to, all goods manufactured and/or sold by any manufacturer, distributor or seller, which inventory is owned by the Company or in which the Company has an interest, the purchase of which was financed by BCI.

Deere Credit Inc: Holiday RV Superstores, Inc. and County Line Select Cars, Inc. A security interest in all new units financed by Deere, a security interest in all used units financed by Deere and a security interest in all used units taken as trades on new and used units sold at the County Line Stores. In addition Deere holds certain used unit titles for units owned free of debt by the Company.

Mortgages:

Bank of America holds a first mortgage on the Tampa and Las Cruces properties.

B&O (County Line Sellers) holds first mortgages for financing all of the real properties acquired in the acquisition of the County Line business: Ocala North, Ocala South, Clermont and Inverness.

South Trust Bank holds a first mortgage for financing the Spartanburg real property.

Capital Equipment Credit:

Reyna Financial Corporation:  Corporate network servers.

Republic Leasing Company:     Spartanburg equipment.

Brenton Financial Company:    Ocala North equipment.

First Community Bank:         Little Valley equipment.

Lines of Credit:

Sun Trust:  Working capital

SECTION 1.2 (s) - COMPLIANCE WITH DEBT INSTRUMENTS; OUTSTANDING DEBT

Floor Plans:

Bank of America

Line has matured as of November 30, 2001. The Company is currently not in compliance with tangible net worth, working capital, debt to tangible net worth and the current ratio requirements of the credit agreement. Bank of America has stated that it will reset requirements with any new line or renewal offered to the Company. The Company is currently in negotiations with Bank of America regarding an extension of the Floor Plan Financing.

Deere Credit, Inc.

Line has been canceled and the Company is selling through the outstanding floored units and satisfying all other balances due under the credit agreement. The Company's outstanding balance as of February 28, 2002 is approximately $1,600,000 of which approximately $147,000 represents sold and unpaid ("SAU") units. A payment schedule was negotiated in December 2001 to fully pay the SAU by June 30, 2002. The Company is in material compliance with such schedule. The units currently floored are paid as sold with no SAU issues other than the legacy repayment arrangement.

Mortgages:

South Trust Bank

Even though this is a first mortgage, the bank requires a total liabilities to tangible net worth ratio not to exceed 6.5 to 1.0 and permits fixed charge cash flow to be less than 1.0 to 1.0. Not in compliance with fixed charge coverage.

R.B.F. International

Ninety-day bridge loan originally due on October 31, 2001 secured by second mortgage on Company owned property subsequently partially converted to common stock. RBF international has agreed to convert half of the amount owed into common stock and has deferred repayment of the remaining debt until December 31, 2003. As of the date hereof, none of the debt to R.B.F. International has been converted into Common Stock.

Sun Trust

Sun Trust has requested that the Company make monthly payments against the outstanding balance of $250,000 and to have it paid off by June, 2002. The Company agreed to pay $25,000 monthly for March, April, May and June, with the balance due to come out of proceeds from the Company's tax refund in the anticipated amount of approximately $550,000 to $600,000.

Outstanding Debt:

              [SEE ATTACHED EXCEL SPREADSHEET FOR COMPLETE LISTING]

SECTION 1.2 (v) - TRANSACTIONS WITH OFFICERS, DIRECTORS AND SHAREHOLDERS

Imperial Group Holdings LLC

The Company was obligated to Imperial Group Holdings, LLC pursuant to a bridge loan in the original amount of $500,000. There was approximately $320,000 in outstanding obligations under the bridge loan. Certain affiliates of Imperial Group Holdings, LLC are shareholders and former officers and directors of the Company. All but $128,000 has been converted to common stock at a price per share of $0.60 and this balance has been transferred to the Company's Chief Executive Officer, Marcus Lemonis, as settlement of a liability not related to the Company.

R.B.F. International

The Company is obligated to R.B.F. International pursuant to a bridge financing in the amount of $500,000 currently outstanding. Fifty percent of this outstanding balance will be converted to common stock and the balance is not payable until December 31, 2003. The principal of R.B.F. International is a shareholder of the Company.

1.2(bb) The Company has executed a release agreement with Steven Antebi in connection with the Consulting Agreement pursuant to which the Company has issued 500,000 shares of Common Stock to Mr. Antebi in exchange for his release and waiver of all claims against the Company arising in connection with the Consulting Agreement.

                                    EXHIBIT E

                                  LEGAL OPINION

        1. Each of the Company and its subsidiaries is a corporation validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted. Each of the Company and its subsidiaries is qualified as a foreign corporation to do business and is in good standing in each state in which such qualification is necessary to conduct its business other than those in which the failure to so qualify would not have a material adverse effect on the business, operations, financial condition or results of operation of the Company and its subsidiaries, individually and taken as a whole.

        2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, including, the issuance of the Series AA-2 Preferred Stock, and the Warrants, and upon obtaining the consent of the holders of a majority of the shares of the Company's outstanding Common Stock, the issuance of the shares of Common Stock issuable upon the conversion of the Series AA-2 Preferred Stock (the "Conversion Shares") and the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated therein have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor, except for the consent of the holders of a majority of the shares of Company's outstanding Common Stock. The Transaction Documents have been duly executed and delivered by the Company and the Certificate has been duly executed and properly filed by the Company with the Secretary of State of the State of Delaware and has become effective under the Delaware General Corporation Law (the "DGCL"). The Transaction Documents constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

        3. The issuance and sale of the Series AA-2 Preferred Stock and the Warrants have been duly authorized. When issued in accordance with the terms of the Securities Purchase Agreement and the Certificate, as applicable, against payment of the consideration therefor, the Series AA-2 Preferred Stock and the Warrants will be validly issued, fully paid and non-assessable and free of all taxes, liens and charges with respect to the issue thereof and free of any preemptive rights with respect to the issue thereof arising under the Company's Certificate of Incorporation and By-laws, the DGCL or any agreement of which we have knowledge. The Conversion Shares and the Warrant Shares have been duly authorized by the Company's Board of Directors ( but not by the Company's stockholders) and reserved for issuance upon conversion of the Series AA-2 Preferred Stock and exercise of the Warrants in accordance with the terms of the Securities Purchase Agreement, the Warrants and the Certificate. Upon conversion of the Series AA-2 Preferred Stock, the Conversion Shares and upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof arising under the Company's Certificate of Incorporation and By-laws or the DGCL. An aggregate of 3,000,000 shares of Common Stock have been duly reserved by the

Company for issuance as Conversion Shares and an aggregate of 750,000 shares of Common Stock have been duly reserved by the Company for issuance as Warrant Shares.

        4. As of the date hereof, the authorized capital stock of the Company consists of (i) 23,000,000 shares of Common Stock, par value $.01 per share, of which on March __, 2002, 9,530,682 shares were issued and outstanding, (ii) 2,000,000 shares of preferred stock, par value $0.01 per share, of which (x) 35,000 have been designated as Series A Preferred Stock, of which 20,000 are issued and outstanding as of the date hereof, and (v) 15,000 shares have been designated as Series AA-2 Preferred Stock, all of which shares have been issued on this date in accordance with the Transaction Documents. None of such Common Stock or such preferred stock is subject to preemptive rights or other rights of the stockholders of the Company pursuant to the Certificate of Incorporation or the By-laws or under the DGCL, except for such preemptive rights as are established in the Transaction Documents and similar rights set forth in the Series A Preferred Stock purchase documents. The rights, preferences and privileges of the Series AA-2 Preferred Stock are as stated in the Certificate.

        5. The Series AA-2 Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be issued to you pursuant to the Transaction Documents without registration under the 1933 Act or the securities laws of any state.

        6. No authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company, or any court, or any third party, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents and the Certificate or for the issuance and sale of the Series AA-2 Preferred Stock, the Conversion Shares, the Warrants or the Warrant Shares as contemplated by the Transaction Documents with the exception of (i) the listing of the Conversion Shares and the Warrant Shares with the Nasdaq Stock Market, Inc., (ii) the filing of a Form D with the Securities Exchange Commission ("SEC") and (iii) the consent of the holders of a majority of shares of the Company's Common Stock.

        7. Except as disclosed in the Securities Purchase Agreement, to our knowledge no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries.

        8. The execution, delivery and performance by the Company of the Transaction Documents, the filing of the Certificate, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof do not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, charge or encumbrance on or against any of the properties of the Company pursuant to, (i) the Certificate of Incorporation or By-laws of the Company, (ii) any agreement or other document with respect to the Company's Series AA-2 Preferred Stock, (iii) to our knowledge any other agreement, note, lease, mortgage, deed or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or (iv) any statute, law, rule or regulation of the United States of America or the State of Delaware applicable to the Company or any order, writ, injunction or decree known to us, if such violation would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries individually or taken as a whole.

        9. The Company is not an "investment company" or any entity controlled by an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.